EXHIBIT 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals’ FACTIVE Tablets Subject of Poster Presentations at European

Congress of Clinical Microbiology and Infectious Diseases

— Leading European conference draws key scientific and pharmaceutical decision makers —

Nice, France, April 4, 2006 – Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) lead product, FACTIVE® (gemifloxacin mesylate) tablets, is the subject of two poster presentations at the 16th European Congress of Clinical Microbiology and Infectious Diseases (ECCMID). One of the leading conferences in infectious diseases in Europe, ECCMID attracts over 5,000 scientists, healthcare providers and industry representatives to address important medical issues and trends.

One presentation at ECCMID, “Clinical Outcome of Community-Acquired Pneumonia Infections Treated with Gemifloxacin: The Effect of Patient Risk Factors,” addresses the efficacy of FACTIVE when used for treating community-acquired pneumonia (CAP) in patients with other risk factors, including prior antibiotic use, diabetes, chronic obstructive pulmonary disease and heart disease. A meta-analysis of six previously completed Phase III trials indicated a trend toward higher clinical success rates with gemifloxacin versus comparators in patients with these risk factors.

“As the incidence and prevalence of antibiotic-resistant pathogens increases in many European communities, patients suffering from serious respiratory tract infections in Europe may benefit from the availability of a new, potent agent, such as gemifloxacin,” stated Steven M. Rauscher, President and Chief Executive Officer.

The second presentation, titled “Dual Action of Gemifloxacin in Acute Bacterial Sinusitis in Patients with Allergic Rhinitis: Antibacterial and Immunomodulatory Effects” examines the activity of FACTIVE when treating acute bacterial sinusitis (ABS) in patients with allergic rhinitis through a retrospective analysis of four pooled Phase III studies.

“Presenting these data is an important part of advancing the understanding of the utility of FACTIVE for respiratory tract infections through conferences, such as ECCMID, and scientific publications,” added Mr. Rauscher.

Presentation Schedule

Tuesday, April 4, 2006

P 1578: “Clinical Outcome of Community-Acquired Pneumonia Infections Treated with Gemifloxacin: The Effect of Patient Risk Factors,” J. Garau, T. File, P. Ball, H. Lode, G. Tillotson, I. Morrissey

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P 1576: “Dual Action of Gemifloxacin in Acute Bacterial Sinusitis in Patients with Allergic Rhinitis: Antibacterial and Immunomodulatory Effects,” H. Lode, J. Garau, T. File, P. Ball, G. Tillotson, I. Morrissey

FACTIVE is currently approved by the U.S. FDA for the treatment of mild to moderate community-acquired pneumonia and acute bacterial exacerbations of chronic bronchitis. FACTIVE is not approved by the FDA for the treatment of acute bacterial sinusitis.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S.

Important Safety Information about FACTIVE Tablets

The most common (more than 2% incidence) drug-related side effects reported in FACTIVE clinical trials were diarrhea (3.6%), rash (2.8%) and nausea (2.7%). In clinical trials, drug-related rash was reported in 2.8% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days. In clinical trials, the discontinuation rate due to drug-related adverse events was similar for FACTIVE tablets and comparators (2.2% versus 2.1%, respectively).

Gemifloxacin is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components. Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, antibiotic-associated colitis and tendon ruptures. Gemifloxacin should be discontinued immediately at the first sign of any of these events.

Fluoroquinolones may prolong the QT interval in some patients. Gemifloxacin should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents. In clinical studies with gemifloxacin, CNS effects have been reported infrequently. As with other fluoroquinolones, gemifloxacin should be used with caution in patients with known or suspected CNS diseases. If CNS reactions occur, gemifloxacin should be discontinued and appropriate measures instituted.

No significant drug-drug interactions were seen with theophylline, digoxin, oral contraceptives, cimetidine, omeprazole, and warfarin, although patients receiving a fluoroquinolone concomitantly with warfarin should be monitored closely. Drug-drug interactions include probenicid, sucralfate, antacids containing aluminum or magnesium, iron, multivitamins containing metal cations, and didanosine. The safety and effectiveness of gemifloxacin in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

Forward-Looking Statement

This press release may contain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding the benefit of gemifloxacin for treating patients suffering from serious respiratory tract infections. These statements represent, among other things, the expectations, beliefs, plans and objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar

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words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (i) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates and (ii) our inability to successfully commercialize FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2005 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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